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                                                                    Exhibit 10.7


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of January 1, 2002, by and between printCafe, Inc., a Delaware corporation (the "Company"), and Ronald Hyland (the "Employee").

         WHEREAS, the Employee is employed by the Employer as Vice President and Chief Technology Officer; and

         WHEREAS, the terms and conditions of Employee's employment are currently set forth in that certain Employment Agreement between the Employee and Prograph Systems, Inc., a predecessor to the Company, dated as of November 8, 1999, and as the same may have been amended from time to time thereafter (the "Predecessor Agreement"); and

         WHEREAS, the Company and the Employee have agreed upon revised terms and conditions for the Employee's continued employment with the Company, which revised terms and conditions are set forth in this Agreement and are intended to supersede and replace the Predecessor Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein and for other good and valuable consideration, the parties agree as follows:

         1. TERM. This Agreement shall commence on the date of this Agreement and shall continue for a term of one (1) year, unless otherwise terminated earlier in accordance with the terms hereof (the "Term"). The Term shall automatically renew for additional one (1) year periods unless terminated by either party upon giving sixty (60) days written notice prior to the expiration of the Term or any automatic renewal thereof, or unless otherwise terminated earlier in accordance with the terms hereof. It is understood and agreed that Employee's employment with the Company will terminate at the end of the Term, and that Employee shall not thereafter continue to be employed by the Company as an at-will employee or in any other capacity, and that upon such termination, except as otherwise determined by the board of directors of the Company (the "Board"), any and all other assignments and appointments by Employee related to his employment shall also terminate (including, without limitation, any position on the Board or any assignment as a fiduciary of any Company employee benefit plan).

         2. POSITIONS AND DUTIES. During the Term, the Employee will be employed as Vice President and Chief Technology Officer of the Company and shall be responsible for all matters and responsibilities incidental to these positions. The Employee shall report to the Company's Chief Executive Officer ("CEO"). The Employee shall have the authority, power and responsibility to perform, and shall perform, all duties in connection with these positions consistent with the directives of the the CEO and the Board. To the extent necessary to meet the Company's business goals,

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the CEO or the Board shall have the discretion to modify the Employee's duties or assign new duties to the Employee or to modify the Employee's reporting relationships; provided, that said modifications are consistent with those duties typically performed by an executive officer of the Company. The Employee further agrees to devote his full business time, attention and efforts to the performance of his duties hereunder, provided that the Employee may serve on corporate, civic or charitable boards or committees, deliver lectures, fulfill speaking engagements, teach at educational institutions or manage personal investments if such activities do not individually or in the aggregate significantly interfere with the performance of his duties under this Agreement.

         3. SALARY. The Employee's salary shall be at an annual rate of $175,000 (the "Base Salary"), payable in accordance with the Company's customary payroll practices. The Employee's Base Salary may be adjusted from time to time by the Board in its sole discretion.

         4. STOCK OPTIONS.

            (a) Upon the execution of this Agreement, the Company shall grant to the Employee options (the "Options") to purchase 170,000 shares of the Company's Series E Preferred Stock ("Shares") at an exercise price of $1.14 per share. Subject to (b) below, the Options shall vest over a period of four (4) years (the "Vesting Term"), with one-forty-eighth (1/48th) of the Options vesting on January 31, 2002 and on the last day of each of the succeeding forty-seven calendar months respectively, and any Options that are not otherwise vested upon the Employee's termination of employment for any reason shall expire. The Options shall otherwise be subject to the terms of the Company's 2002 Key Executive Stock Incentive Plan and the instrument providing for the grant of such options to the Employee.

            (b) In the event of any Change of Control (as hereinafter defined), the Employee shall be treated, for purposes of determining the number of Options which are vested as of the effective date of such Change of Control, as if the Employee had been employed for six (6) months following such Change of Control.

         "Change of Control" shall mean (1) a dissolution or liquidation of the Company; (2) any sale or transfer of all or substantially all of the total assets of the Company; (3) any merger, consolidation or other business reorganization in which the holders of the Company's outstanding voting securities immediately prior to such transaction do not hold, immediately following such transaction, securities representing fifty percent (50%) or more of the combined voting power of the outstanding securities of the surviving entity; or (4) the acquisition by any person (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than the Company, or any subsidiary, affiliate (within the meaning of Rule 144 under the Securities Act of 1933, as amended) or employee benefit plan of the Company), of beneficial ownership (within the meaning of Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities

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representing fifty percent (50%) or more of the combined voting power of the then-outstanding securities of the Company. Notwithstanding anything in the preceding sentence, the acquisition by Creo SRL or its affiliates of beneficial ownership of securities representing less than one hundred percent (100%) of the total combined voting power of the outstanding securities of the Company shall not be deemed a Change of Control.

         5. BENEFITS AND EXPENSES.

            (a) During the Term, the Company will provide benefits (including, without limitation, fringe benefits and vacation allowances) to the Employee no less favorable than those benefits made available to similarly situated employees of the Company.

            (b) During the Term, the Employee shall be reimbursed for all reasonable and necessary expenses incurred in connection with the business of the Company, upon the submission of appropriate documentation therefor. Such reimbursement shall be payable in accordance with the Company's policies and procedures.

         6. CONFIDENTIALITY; NONSOLICITATION; NONCOMPETITION. The Employee agrees to execute in favor of the Company and to be bound by the terms of the Confidential Information, Noncompetition and Invention Assignment Agreement attached as Appendix A hereto and made a part hereof (the "Confidentiality Agreement").

         7. CONTINUATION, DEATH, DISABILITY AND TERMINATION.

            (a) In the event of the death of the Employee during the Term, this Agreement and the Employee's employment shall terminate as of the date of death and the Employee's estate shall be entitled to receive all Base Salary accrued, but unpaid, through the date of death.

            (b) In the event of a Disability (as hereinafter defined) of the Employee during the Term, this Agreement and the Employee's employment shall terminate as of the date of notice from the Company to the Employee terminating his employment due to the Disability. In addition to any benefits to which the Employee shall become entitled under the Company's benefit plans, the Employee shall be entitled to receive his Base Salary accrued, but unpaid, through the date of termination, and in addition shall be entitled to continue to receive his Base Salary for one year following the date of termination, reduced by the amount of any disability benefits received under a plan maintained by or contributed to by the Company. For purposes of this Agreement, "Disability" shall mean the Employee's inability, because of physical or mental illness or incapacity or otherwise, to perform his duties under this Agreement (i) for a period of 90 days or more in any period of 360 days or (ii) for any period of sixty (60) consecutive days, in each case as reasonably determined by the Board.

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            (c) The Company may terminate this Agreement and the Employee's employment hereunder at any time for "Cause", which shall mean the Employee's
(i) conviction of a felony or of a misdemeanor involving fraud, dishonesty or moral turpitude, or (ii) willful or intentional material breach of this Agreement or the Confidentiality Agreement that results in financial detriment that is material to the Company and its affiliates taken as a whole, provided that for purposes of clause (ii), "Cause" shall not include bad judgment, negligence or any act or omission that the Employee believed in good faith to have been in or not opposed to the interest of the Company. In the event the Agreement is terminated by the Company for Cause, the Employee shall be entitled to receive all Base Salary accrued, but unpaid, through the date of termination.

            (d) The Company may terminate this Agreement and the Employee's employment, without "Cause", at any time upon thirty (30) days' prior written notice to the Employee. The Company may also terminate this Agreement and the Employee's employment without "Cause" by giving notice of non-renewal in accordance with Section 1 (in which case this Agreement and the Employee's employment shall terminate at the end of the then-applicable Term). In the event of termination of the Agreement by the Company without Cause or due to the Company giving notice to the Employee of non-renewal, the Employee shall be entitled to receive all Base Salary accrued, but unpaid, through the date of termination. In addition, upon the Employee's execution of a general release of claims in favor of the Company, the Employee shall be entitled to continue to receive Employee's Base Salary for one year following such termination, as well as continuation for one year of health, life, disability and other welfare benefits on terms and conditions comparable to those applicable to active Company employees. The general release referred to in the preceding sentence shall not extend to any claims that the Employee may have under any indemnification agreement between the Employee and the Company.

            (e) The Employee shall have the right to terminate this Agreement and his employment at any time upon thirty (30) days' prior written notice to the Employee. The Employee shall also have the right to terminate this Agreement and his employment by giving notice of non-renewal in accordance with Section 1 (in which case this Agreement and the Employee's employment shall terminate at the end of the then-applicable Term). In the event the Agreement is terminated by the Employee, the Employee shall be entitled to receive all Base Salary accrued, but unpaid, through the date of termination. In addition, if the Agreement is terminated by the Employee for "Good Reason," then, upon the Employee's execution of a general release of claims in favor of the Company, the Employee shall be entitled to continue to receive Employee's Base Salary for one year following such termination as well as continuation for one year of health, life, disability and other welfare benefits on terms and conditions comparable to those applicable to active Company employees. The general release referred to in the preceding sentence shall not extend to any claims that the Employee may have under the indemnification provisions of this Agreement. "Good Reason" shall mean termination of the Agreement and his employment by the Employee within sixty (60) days after the

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occurrence of any of the following events: (i) a material breach of this
Agreement by the Company, including, without limitation, the assignment to the Employee of duties inconsistent with his position and duties set forth in this Agreement; (ii) a material reduction in the Employee's title, status, authority or responsibility at the Company; (iii) a reduction in Base Salary; or (iv) relocation of the Employee's principal place of employment with the Company more than thirty (30) miles from the previous location.

         8. WITHHOLDING TAXES. The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

         9. CERTAIN REPRESENTATIONS AND WARRANTIES OF THE EMPLOYEE. The Employee represents and warrants to the Company that the Employee is not under any contractual commitment prohibiting or limiting the Employee's employment by the Company or inconsistent with the Employee's obligations set forth in this Agreement.

         10. NOTICES. For the purpose of this Agreement, any notice or demand hereunder to or upon any party hereto required or permitted to be given or made shall be deemed to have been duly given or made: if delivered personally, upon receipt; if telecopied, when telecopied with confirmation of receipt, provided that a written copy thereof is sent on the same day by postage paid first-class mail; if sent by overnight delivery service, the next business day following timely deposit with such overnight delivery service; and if sent by certified or registered mail, three business days after timely deposit (postage prepaid) with the U.S. mail service, to such party at the following address:

                      In the case of the Employee, to him at the last known address of the Employee contained in the personnel records of the Company.

                      In the case of the Company, to it at:

                      printCafe, Inc.
                      Forty 24th Street, 5th Floor
                      Pittsburgh, PA 15222
                      Attn:
                      Fax:  (412) 456-1151

or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this Section.

         11. SEVERABILITY; ASSIGNMENT.

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            (a) If any portion of this Agreement is held invalid or
unenforceable by a court of competent jurisdiction, such portion shall be deemed deleted as though it had never been included herein, but the remainder of this Agreement shall remain in full force and effect.

            (b) This Agreement shall not be assignable by the Employee without the consent of the Company except pursuant to the laws of descent and distribution and then only for purposes of enforcing the Employee's rights under
Section 7 and shall be assignable by the Company only with the consent of the Employee; PROVIDED, HOWEVER, that the Company may assign its rights and obligations under this Agreement without consent of the Employee in the event that the Company shall effect a reorganization or consolidate or merge with, sell all or substantially all of its equity or assets to, or enter into any other transaction with, any other entity.

         12. COOPERATION WITH REGARD TO LITIGATION; WAIVER OF TRIAL BY JURY.

            (a) The Employee agrees to cooperate with the Company during the Term and thereafter by making himself reasonably available to testify on behalf of the Company or its affiliates, in any action, suit or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company or any of its affiliates in any such action, suit, or proceeding by providing information and meeting and consulting with its counsel and representatives. The Employee shall be fully reimbursed for any out-of-pocket expenses reasonably incurred by the Employee in the course of such cooperation.

            (b) Each of the parties to this Agreement irrevocably and unconditionally waives the right to a trial by jury in any action, suit or proceeding.

         13. NO WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         14. SUCCESSORS; BINDING AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and permitted assigns. This Agreement shall also inure to the benefit of and be binding upon the Employee, his executors, administrators and heirs. The Company shall make its best effort to cause any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the extent the Company would be required to perform if no such succession had taken place.

         15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with, the laws of the Commonwealth of Pennsylvania without regard to conflict or choice of law provisions that would defer to the substantive laws of another jurisdiction.

         16. ATTORNEYS' FEES. In the event of litigation to enforce or interpret this Agreement, all litigation expenses, including by way of illustration, but not limitation, all reasonable attorneys' fees and paralegal fees, costs and expenses through all trials, appeals and proceedings, mediation, arbitration, or any proceedings pursuant to the bankruptcy laws of the United States, shall be paid to the prevailing party by the non-prevailing party; provided, that in no event shall either party be liable for greater than $30,000 in litigation expenses incurred by the other party unless it is determined that the breaching party willfully breached this Agreement.

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         17. NO THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement, whether express or implied, is intended, or shall be deemed, to create or confer any right, interest or remedy for the benefit of any person other than as otherwise provided in this Agreement.

         18. ENTIRE AGREEMENT. Except for the Confidentiality Agreement, any indemnification agreement between the Company and the Employee, and any option grant agreement, this Agreement supersedes all prior employment or other agreements, negotiations and understandings of any kind between the parties with respect to the subject matter hereof (including, without limitation, the Predecessor Agreement) and contains all of the agreement and understandings between the parties hereto with respect to the subject matter hereof. Any representation, premise or condition, whether written or oral, not specifically incorporated herein, shall have no binding effect upon the parties.

         19. HEADINGS. The headings contained in this Agreement are included for convenience and reference purposes only and shall be given no effect in the construction or interpretation of this Agreement.

         20. AMENDMENTS. No modification, termination or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the same is sought to be enforced.

         21. COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                        EMPLOYEE

                                        /s/ Ronald Hyland
                                        ---------------------------------------
                                        Ronald Hyland



                                        PRINTCAFE, INC.


                                        By: /s/ Marc D. Olin
                                           ------------------------------------

                                        Name: Marc D. Olin
                                             ----------------------------------

                                        Title: President and C.E.O.
                                              ---------------------------------

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                                                                      APPENDIX A

                                 PRINTCAFE, INC.

                  CONFIDENTIAL INFORMATION, NONCOMPETITION AND
                         INVENTION ASSIGNMENT AGREEMENT


         As a condition of my employment being continued by printCafe, Inc., a Delaware corporation, or any of its current or future parent, subsidiaries, affiliates, successors or assigns (collectively, the "COMPANY"), and in consideration of the Company's entering into an employment agreement with me effective January 1, 2002 ("EMPLOYMENT AGREEMENT") and my receipt of the compensation and benefits contemplated thereunder, I hereby agree to the following:

         1. EMPLOYMENT RELATIONSHIP. I understand and acknowledge that this Agreement does not alter, amend or expand upon any rights I may have to continue in the employ of, or the duration of my employment relationship with, the Company under the Employment Agreement or under applicable law. Any employment relationship between the Company and me shall be referred to herein as the "RELATIONSHIP."

         2. CONFIDENTIAL INFORMATION.

            (a) COMPANY INFORMATION. I agree at all times during the term of my Relationship with the Company and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, corporation or other entity without written authorization of the Board of Directors of the Company, any Confidential Information of the Company which I obtain or create. I further agree not to make copies of such Confidential Information except as authorized by the Company. I understand that "CONFIDENTIAL INFORMATION" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the Relationship), prices and costs, markets, software, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by me during the period of the Relationship, whether or not during working hours. I understand that "CONFIDENTIAL INFORMATION" includes, but is not limited to, information pertaining to any aspects of the Company's business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise. I further understand that Confidential Information does not include any of the foregoing items which has become publicly and widely known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

            (b) FORMER EMPLOYER INFORMATION. I represent that my performance of all terms of this Agreement as an employee of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or trust prior or subsequent to the commencement of my Relationship with the Company, and I will not disclose to the Company, or induce the Company to use, any inventions, confidential or proprietary information or material belonging to any previous employer or any other party.

            (c) THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

         3. INVENTIONS.

            (a) INVENTIONS RETAINED AND LICENSED. I have attached hereto, as
EXHIBIT X, a list describing with particularity all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to the commencement of the Relationship (collectively referred to as "PRIOR INVENTIONS"), which belong solely to me or belong to me jointly with another, which relate in any way to any of the Company's proposed businesses, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If, in the course of my Relationship with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

            (b) ASSIGNMENT OF INVENTIONS. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time in which I am employed by the Company (collectively referred to as "INVENTIONS"), except as provided in Section 4(e) below. I further acknowledge that all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets which are made by me (solely or jointly with others) within the scope of and during the period of my Relationship with the Company are "WORKS MADE FOR HIRE" (to the greatest extent permitted by applicable law) and are compensated by my salary, unless regulated otherwise by the mandatory law of the state of California.

            (c) MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my Relationship with the Company. The records may be in the form of notes, sketches,


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drawings, flow charts, electronic data or recordings, laboratory notebooks, and any other format. The records will be available to and remain the sole property of the Company at all times. I agree not to remove such records from the Company's place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company's business.

            (d) PATENT AND COPYRIGHT RIGHTS. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, trademarks, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company shall deem necessary in order to apply for, obtain, maintain and transfer such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement until the expiration of the last such intellectual property right to expire in any country of the world. If the Company is unable because of my mental or physical incapacity or unavailability or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent or copyright registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to the Company any and all claims, of any nature whatsoever, which I now or hereafter have for infringement of any and all proprietary rights assigned to the Company.

            (e) STATUTORY NOTIFICATION. I am hereby notified that this Agreement does not apply to any Inventions for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on my own time, and (1) which does not relate (a) directly to the business of the Company or (b) to the Company's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by me for the Company.

         4. RETURNING COMPANY DOCUMENTS. I agree that, at the time of termination of my Relationship with the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to the Relationship or otherwise belonging to the Company, its successors or assigns. I further agree that to any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. In the event of the termination of the Relationship, I agree to sign and deliver the "TERMINATION CERTIFICATION" attached hereto as EXHIBIT Y.

         5. NOTIFICATION TO NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

         6. SOLICITATION OF EMPLOYEES, CONSULTANTS AND OTHER PARTIES. I agree that during the term of my Relationship with the Company, and for a period of twenty-four (24) months immediately following the termination of my Relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees or consultants to terminate their relationship with the Company, or take away such employees or consultants, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity. Further, for a period of twenty-four (24) months following termination of my Relationship with the Company for any reason other than a termination of my Relationship by the Company without Cause (as hereinafter defined), I shall not solicit any licensor to or customer of the Company or licensee of the Company's products, in each case, that are known to me, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date of termination of my Relationship with the Company. For the purposes of this Agreement, "Cause" shall have the same meaning as set forth in the Employment Agreement.

         7. NONCOMPETITION. I agree that during the term of my Relationship with the Company, and for a period of (i) twelve (12) months immediately following the termination of my Relationship with the Company in the event that my Relationship is terminated (a) by the Company without Cause, (b) by the Company pursuant to written notice of non-renewal in accordance with Section 1 of the Employment Agreement, (c) by me due to Good Reason (as defined in the Employment Agreement), or (d) by the Company pursuant to written notice due to a Disability (as defined in the Employment Agreement), or (ii) twenty-four (24) months immediately following the termination of my Relationship with the Company in the event that my Relationship is terminated (x) by the Company for Cause, (y) voluntarily by me upon written notice to the Company, or (z) voluntarily by me by giving notice of non-renewal in accordance with Section 1 of the Employment Agreement, I shall not, either directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, lender, consultant, agent, independent contractor, stockholder or otherwise, and I shall not permit any company or business organization directly or indirectly controlled by me or any of my affiliates to, during the applicable period, engage in any Competing Business in any place where the Company conducts business or has conducted business (or has at any time actively explored conducting business) during the twenty-four (24) months preceding my termination of my Relationship with the Company. The passive ownership by me or my affiliates of not more than three percent (3%) of the shares of capital stock of any corporation having a class of equity securities actively traded on a national securities exchange or in the over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this paragraph. "Competing Business" shall mean any business involving the provision and development of infrastructure software and Internet-based products for the printing industry.

         8. REPRESENTATIONS AND COVENANTS.

            (a) FACILITATION OF AGREEMENT. I agree to execute promptly any proper oath or verify any proper document required to carry out the terms of this Agreement upon the Company's written request to do so.

            (b) CONFLICTS. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to commencement of my Relationship with the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict with any of the provisions of this Agreement.

            (c) VOLUNTARY EXECUTION. I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

            (d) REASONABLENESS OF COVENANTS. I acknowledge that the provisions of this agreement are reasonable and necessary for the protection of the Company and are an essential inducement to the Company's entering into the Employment Agreement and continuing the Relationship. Accordingly, I agree to be bound by the provisions of this Agreement to the maximum extent permitted by law, it being the intent and spirit of the parties that such provisions shall be fully enforceable. However, I agree that, if any of the provisions hereof shall for any reason be held to be excessively broad as to duration, geographical scope, property or subject matter, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall herein pertain.

            (e) REMEDIES. I acknowledge that the services to be rendered by me as part of the Relationship are of a unique nature and that it would be difficult or impossible to replace such services or to ascertain appropriate monetary damages for any violation of this Agreement and that by reason thereof I agree and consent that if I violate the provisions of this Agreement, the Company, in addition to any other rights and remedies available under this Agreement or otherwise, shall be entitled to an injunction to be issued or specific performance to be required restricting me from committing or continuing any such violation.

         9. GENERAL PROVISIONS.

            (a) GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflict of laws.

            (b) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, obligations, rights or compensation will not affect the validity or scope of this Agreement.

            (c) SEVERABILITY. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

            (d) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

            (e) SURVIVAL. The provisions of this Agreement shall survive the termination of the Relationship and the assignment of this Agreement by the Company to any successor in interest or other assignee.

            (f) ADVICE OF COUNSEL. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.


                            [Signature Page Follows]

         The parties have executed this Agreement on the respective dates set forth below:


COMPANY:                              EMPLOYEE:

PRINTCAFE, INC.


Signature                           Signature

By:
     ----------------------------   --------------------------------------------
                                    Printed Name
Title:
        -------------------------

Date:                               Date:
         ------------------------          -------------------------------------

Address: 40 24th Street, 5th Floor  Address:
         Pittsburgh, PA  15222              ------------------------------------

                                    --------------------------------------------

                                    EXHIBIT X
                                    ---------

                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP
                             EXCLUDED FROM SECTION 4

                                                           Identifying Number
          Title                     Date                   or Brief Description
          -----                     ----                   --------------------













___ No inventions or improvements

___ Additional Sheets Attached

Signature of Employee:____________________________________________

Print Name of Employee:___________________________________________

Date:_____________________________________________________________

                                    EXHIBIT Y
                                    ---------

                            TERMINATION CERTIFICATION

         This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items belonging to printCafe, Inc., its subsidiaries, affiliates, successors or assigns (together the "COMPANY").

         I further certify that I have complied with all the terms of the Company's Confidential Information, Noncompetition and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

         I further agree that, in compliance with the Confidential Information, Noncompetition and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

         I further agree that for twenty-four (24) months from the date of this Certificate, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees or consultants to terminate their relationship with the Company, or take away such employees or consultants, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity. Further, for a period of twenty-four (24) months from the date of this Certificate, I shall not solicit any licensor to or customer of the Company or licensee of the Company's products, in each case, that are known to me, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date hereof; provided, however, that the foregoing restrictions shall not be applicable in the event that I have been terminated by the Company without Cause. For the purposes of this Certificate , "Cause" shall have the meaning set forth in my Employment Agreement. Finally, I agree that for a period of twenty-four (24) months from the date of this Certificate (twelve (12) months if my employment is being terminated by the Company without "Cause" or through non-renewal of my Employment Agreement or by me for "Good Reason", all as defined in my Employment Agreement) I shall not, either directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, lender, consultant, agent, independent contractor, stockholder or otherwise, and I shall not permit any company or business organization directly or indirectly controlled by me or any of my affiliates to, engage in any Competing Business in any place where the Company conducts business or has conducted business (or has at any time actively explored conducting business) during the twenty-four (24) months preceding the date of this Certificate. The passive ownership by me or my affiliates of not more than three percent (3%) of the shares of capital stock of any corporation having a class of equity securities actively traded on a national securities exchange or in the over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this paragraph. "Competing Business" shall mean any business involving the provision and development of infrastructure software and Internet-based products for the printing industry.

Date:
     ------------------------


                                        ----------------------------------------
                                        (Employee's Signature)

                                        ----------------------------------------
                                        (Type/Print Employee's Name)